UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2013, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of four Class II directors to serve until the 2016 annual meeting of stockholders and their successors have been elected and qualified, (ii) the reapproval of the material terms for the award of performance-based compensation under the Company’s 2005 Incentive Plan; (iii) an advisory (non-binding) proposal to approve the Company’s executive compensation, and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

The stockholders elected all four Class II director nominees, reapproved the material terms for the award of performance-based compensation under the Company’s 2005 Incentive Plan, approved the advisory (non-binding) proposal to approve the Company’s executive compensation, and approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Four Class II Directors

Name	For	Withheld	Broker Non-Votes
Kelly L. Chan	55,667,855	984,131	11,557,768
Dunson K. Cheng	53,896,020	2,755,966	11,557,768
Thomas C.T. Chiu	46,897,572	9,754,414	11,557,768
Joseph C.H. Poon	55,660,397	991,589	11,557,768

Reapprove the Material Terms for the Award of Performance-Based Compensation Under Our 2005 Incentive Plan

For	Against	Abstain	Broker Non-Votes
54,726,264	1,287,855	637,867	11,557,768

Advisory (Non-Binding) Proposal to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
54,921,387	962,507	768,092	11,557,768

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2013 Fiscal Year

For	Against	Abstain	Broker Non-Votes
67,473,409	685,606	50,739	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013	CATHAY GENERAL BANCORP

	By:	/s/ Heng W. Chen
Heng W. Chen Executive Vice President and Chief Financial Officer